Exhibit 99.1

Qualstar Reports Fiscal 2019 Third Quarter Results

Camarillo, CA. November 7, 2019 — Qualstar Corporation (NASDAQ: QBAK), a leading manufacturer of data storage solutions and high-efficiency power supplies, today announced its financial results for the three and nine months ended September 30, 2019.

(All amounts are in thousands, except per share data):

Results for the Three Months Ended September 30, 2019 vs. 2018

●	Net revenue increased 17.4% to $3,703 from $3,154
●	Total operating expenses increased 8.1% to $917 from $848
●	Net Income of $49 or $0.03 per basic and diluted share vs. net income of $405 or $0.20 per basic and diluted share

Results for the Nine Months Ended September 30, 2019 vs. 2018

●	Net revenue increased 7.3% to $9,998 from $9,320
●	Total operating expenses decreased 3.8% to $2,533 from $2,634
●	Net income of $179 compared to $1,469 for the prior year period, a decrease of 87.8%, or $0.09 per basic and diluted share vs. $0.72 per basic and $0.70 per diluted share
●	Cash provided by operations of $211 vs. $112

Highlights for the Three and Nine Months Ended September 30, 2019

●	Strong balance sheet and no debt
●	Cash, restricted cash and cash equivalents decreased by 10.4% to $4,371 from $4,881 as of December 31, 2018
●

Revenue growth in the data storage products segment has increased for the three months ended September 30, 2019 from the same period last year by 45.5% to $1,148 from $789 and for the nine months ended September 30, 2019 by 55.1% to $3,060 from $1,973 for the same period last year

●

Gross profit decreased for the three months ended September 30, 2019 from the same period last year by 23.9% to $954 from $1,253 and for the nine months ended September 30, 2019 by 34.7% to $2,679 from $4,103 for the same period last year. The decrease in gross profit for the nine months ended September 30, 2019 from the same period last year is primarily attributable to a one-time charge for the write-down of raw materials inventory purchased from a discontinued power supply contract manufacturer and a reduction of gross margin of 84.7% to $148 from $970 in the current phase of our Optical Drive Assembly (“ODA”) product development with Sony.

●

Under the Stock Repurchase Program, during the three and nine months ended September 30, 2019 a total of 22,458 and 115,164 shares were repurchased, repectively, and as of September 30, 2019 a total of 133,266 shares have been repurchased since the program began. The program expires December 5, 2019.

"Our data storage systems business continues to experience tremendous organic growth," said Steven N. Bronson, CEO, and President of Qualstar. "Mr. Bronson also stated, "We are excited about the progress of the Optical Drive development project."

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high efficiency and high-density power supplies marketed under the N2Power™ brand, and of data storage systems marketed under the Qualstar™ brand. Our N2Power power supply products provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to, telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Forward looking statements include the statement by Mr. Bronson that the Company’s data storage systems business continues to experience tremendous organic growth. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the period ending December 31, 2018, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

Contact Information:

Steven N. Bronson

Chief Executive Officer

Qualstar Corporation

805-617-4419

IR@Qualstar.com

-Financial Tables to Follow-

QUALSTAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

  (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenues	$3,703	$3,154	$9,998	$9,320
Cost of goods sold	2,749	1,901	7,319	5,217
Gross profit	954	1,253	2,679	4,103
Operating expenses:
Engineering	122	123	473	372
Sales and marketing	368	351	982	1,000
General and administrative	427	374	1,078	1,262
Total operating expenses	917	848	2,533	2,634
Income from operations	37	405	146	1,469
Other income	12	-	33	-
Income before income taxes	49	405	179	1,469
Provision for income taxes	-	-	-	-
Net income	$49	$405	$179	$1,469
Earnings per share:
Basic	$0.03	$0.20	$0.09	$0.72
Diluted	$0.03	$0.20	$0.09	$0.70
Shares used in per share calculation:
Basic	1,922	2,048	1,967	2,048
Diluted	1,922	2,065	1,967	2,088

QUALSTAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,271	$4,781
Restricted cash	100	100
Accounts receivables, net	2,177	1,809
Inventories, net	2,728	2,897
Prepaid expenses and other current assets	250	180
Total current assets	9,526	9,767
Non-current assets:
Property and equipment, net	132	112
Right-of-use	734	-
Other assets	133	119
Total non-current assets	999	231
Total assets	$10,525	$9,998

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,325	$1,023
Accrued payroll and related liabilities	177	185
Deferred service revenue, short-term	671	736
Lease liabilities, current	272	-
Other accrued liabilities	405	559
Total current liabilities	2,850	2,503
Long-term liabilities:
Other long-term liabilities	53	40
Lease liabilities, long term	494	-
Deferred service revenue	257	127
Total long-term liabilities	804	167
Total liabilities	3,654	2,670

Shareholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000,000 shares authorized, shares issued and outstanding 1,914,852 at September 30, 2019 and 2,030,017 shares at December 31, 2018	18,790	19,426
Accumulated deficit	(11,919)	(12,098)
Total shareholders’ equity	6,871	7,328
Total liabilities and shareholders’ equity	$10,525	$9,998

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